EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-K/A of Tyme Technologies, Inc. (the “Company”) for the fiscal year ended December 31, 2015, to which this Certification is being filed as of the date hereof as an exhibit thereto (the “Report”), I, Steve Hoffman, Chief Executive Officer of the Company, and I, Robert Dickey IV, Vice President - Finance and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at and for the periods presented therein.

Date:  April 29, 2016

/s/ Steve Hoffman
Steve Hoffman
Chief Executive Officer
(Principal Executive Officer)

/s/ Robert Dickey IV
Robert Dickey IV
Vice-President - Finance and Chief Financial Officer
(Principal Financial Officer)

THIS CERTIFICATION “ACCOMPANIES” THE ANNUAL REPORT, IS NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE ANNUAL REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.